Exhibit 10.12

Collaborative Research Agreement

New Horizons Diagnostic (“New Horizons”), a Maryland corporation with an address at 9110 Red Branch Road, Columbia, Maryland 21045, and Power3 Medical Products, Inc. (“Power3”), with an address of 3400 Research Forest Drive, The Woodlands, TX  77381, enter into this Collaborative Research Agreement (“Agreement”) for the development and evaluation of a diagnostic tool for Neurodegenerative Disease.  This Agreement is effective as of March 21, 2005 (“Effective Date”).

1.                                      SCOPE OF WORK.

1.1                                 Within 60 days after the Effective Date, Power3 and New Horizons will develop an agreed upon time schedule and budget for accomplishing the Schedule of Work set forth under this Section and in Exhibit A.  The time schedule and budget will clearly define the obligations of each party and the expenses to be encumbered by each party.

1.2                                 As soon as practicable after the Effective Date, Power3 will disclose to New Horizons, the identity of protein biomarkers for neurological disease and related information as set forth under Phase I of Exhibit A.

1.3                                 Technical personnel of Power3 and New Horizons will meet to determine the most efficacious way to pursue the expression of the protein biomarkers as set forth under Phase III of Exhibit A.  Power3 and New Horizons shall work together to select which biomarkers to pursue first and to achieve milligram quantities of those protein biomarkers.

1.4                                 Once sufficient quantities of a protein biomarker become available, New Horizons will initiate the production of monoclonal and polyclonal antibodies to that biomarker as set forth in Phase IV of Exhibit A.

1.5                                 The technical personnel of Power3 and New Horizons will determine which biomarker antibodies to include in one or more diagnostic assays.  Once the antibodies to be included in a diagnostic assay become available, New Horizons and Power3 will initiate the development and validation of a diagnostic assay for a neurodegenerative or other disease pursuant to Phase V of Exhibit A.

1.6                                 Technical personnel of Power3 will be available on a reasonable basis during the term of this Agreement to consult with New Horizons and provide assistance to New Horizons in the performance of Phases II, III, IV and V.

1.7                                 New Horizons Diagnostics will co-develop with Power3 a test comparable to the standard serum test now run from a whole blood spot card.

1.8                                 New Horizons Diagnostics will assist in expanding the testing platform currently developed (and future platforms) into other geographical locations where it has influences.

1.9                                 New Horizons Diagnostics will assist Power3 to raise the required capital (government or private) to enable the validation of the technology and test development.

2.                                      CONFIDENTIALITY.  For the purposes of this Agreement, the term “Information” shall mean all information provided by either party to the other for the purposes of fulfilling this Agreement which the disclosing party shall deliver to the receiving party, marked “Confidential”, and all oral material which the disclosing party declares to be confidential and confirms such declaration in writing within thirty (30) days of disclosure.  The receiving party agrees to maintain the Information in confidence with the same degree of care it holds its own confidential information.  The receiving party will not use the Information except for the work described in Exhibit A and Section 1 of this Agreement.  The receiving party will disclose the Information only to its officers and employees directly concerned with the work, but will neither disclose Information to any third party nor use the Information for any other purpose.  All obligations of the receiving party under this Agreement shall survive the termination of this Agreement for a period of five (5) years.

3.                                      EXCEPTIONS TO CONFIDENTIALITY.  The receiving party’s obligation of nondisclosure and the limitations upon the right to use the Information shall not apply to the extent that the receiving party can demonstrate by written documentation that the Information: (a) was in the possession of receiving party prior to the time of disclosure; or (b) is or becomes public knowledge through no fault or omission of receiving party; or (c) is obtained by receiving party from a third party under no obligation of confidentiality to the disclosing party; or (d) is ordered to be disclosed by a court of law.

4.                                      CONSIDERATION.    New Horizons Diagnostics (NHD) and Power3 will work together to achieve the goals of Phases II, III, IV and V of Exhibit A for the development of at least one successful diagnostic kit for monitoring the presence of neurological and/or other diseases.  In the event that the goals of Phases II, III, IV and V are achieved, NHD will be compensated in any of the following fashions:

1.               NHD will receive a business agreement to manufacture at least one key component of any diagnostic kit developed under this Agreement.

2.               NHD will receive royalties on the sale of any diagnostic kit developed under this Agreement.

3.               NHD will form a joint venture with Power3 for the commercialization of at least one diagnostic kit developed under this Agreement.

4.               NHD will receive a reasonable percentage of any cash consideration that Power3 receives from a third party for the technology and/or diagnostic kit developed under this Agreement.

NHD realizes that it is too early to commit to precise numbers for the above considerations.  Both parties agree to be reasonable in assessing these.  If there is any disagreement they agree to arbitration by a mutually acceptable third party.

5.                                      DISCLAIMER OF WARRANTIES.  THE INFORMATION THAT NEW HORIZONS SHALL RECEIVE, HAVE ACCESS TO, AND/OR BECOME FAMILIAR

WITH PURSUANT TO THIS AGREEMENT IS PROVIDED “AS IS” AND “WHERE IS.”  THERE ARE NO REPRESENTATIONS OR WARRANTIES BY POWER3, EXPRESSED OR IMPLIED, INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

6.                                      PUBLICITY.  No press releases or other statements, intended for use in the public or private media, in connection with this Agreement shall be made by Power3 or New Horizons without the prior written consent of the other Party.  If either Party is required by law or governmental regulation to describe its relationship to the other, it shall promptly give the other Party notice with a copy of any disclosure it proposes to make.  This does not include internal documents available to the public, which identify the existence of this agreement.

7.                                      INDEMNIFICATION.  Each Party shall defend, indemnify and hold harmless the other Party, its employees, directors, trustees and officers (“Indemnities”), from and against any and all liability which an Indemnitee may incur by reason of the other Party’s use of the Information or results of the work, except to the extent arising from the negligence or willful malfeasance of the Indemnities.

8.                                      ENTIRE AGREEMENT.  This Agreement sets forth the entire agreement between Power3 and New Horizons as to its subject matter.  None of the terms of this agreement shall be amended except in a writing signed by both parties.

9.                                      BREACH.  If either party breaches this agreement, the other may terminate it if the breaching party does not cure the breach within thirty (30) days of written notice of the same.  The right of termination shall be in addition to any other rights the terminating party may have, at law or equity, pursuant to this Agreement.

10.                               COMPLIANCE WITH LAWS.  Both New Horizons and Power3 shall comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any government authority in handling or disposing of biological reagents.

11.                               CHOICE OF LAW.  This Agreement shall be construed in accordance with the laws of the State of Texas.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement.

Agreed:		Agreed:

Power3 Medical Products, Inc.		New Horizons Diagnostic Corporation

By:	/s/Steven B. Rash	By:	/s/Lawrence Loomis
Name:	Steven B. Rash		Name:	Lawrence Loomis
Title:	Chairman/CEO		Title:	President
Date:	3/21/05		Date:	3/21/05

Exhibit A

Scope of Work

Phase I                                               Biomarker Identification

1.                                  Biomarker Identification

2.                                  Accession Number in NCBI or Swiss Database

3.                                  Protein and/or DNA sequence

4.                                  Clinical and Patient data related to the Biomarker

Phase II                                           Development of Diagnostic Test based upon current technology

1.                                  NHD will develop, in conjunction with Power3 a test device and procedure that will enable Power3 to get results from a whole blood spot (on a card) comparable to their current results obtained from patient serum.

Phase III                                       Protein Expression of Non-Commercially Available Biomarkers

1.                                  Construct cDNA clone

2.                                  Express at least 2 mg protein for injection

Phase IV                                      Antibody Development and Evaluation

1.                                  Determine Antibody Specifications (specificity, affinity, cross-reactivity, etc.)

1.                                  Immunize Host

2.                                  Produce Antibodies

3.                                  Construct Antibody Libraries

4.                                  Evaluate Antibodies

5.                                  Deliver Antibodies that meet Specifications

Phase V.                                       Diagnostic Kit Development

1.                                  Identify Antibodies for Differential Diagnosis

2.                                  Design and Develop Diagnostic Kit

3.                                  Validation of Diagnostic Kit